SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 25, 2006

CAPITOL FEDERAL FINANCIAL

(Exact name of Registrant as specified in its Charter)

United States (State or other jurisdiction of incorporation)	000-25391 (Commission File Number)	48-1212142 (IRS Employer Identification Number)

700 Kansas Avenue   Topeka, Kansas 66603

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(785) 235-1341

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01   REGULATION FD DISCLOSURE

During the course of the Annual Meeting of Shareholders on January 24, 2006, management of Capitol Federal Financial (the "Company"), gave a presentation to those present (a copy of this presentation is available on its website) and responded to a series of questions from shareholders. In response to a specific shareholder question, the Company, through one of its senior officers, disclosed that it was believed that the Company would repurchase more of its stock from the market this coming fiscal year than it did during fiscal 2005. The Company is hereby providing prompt public disclosure of this information for purposes of complying with Regulation FD. As is always the case, stock repurchases are subject to a number of factors including market conditions, the Company's financial condition and results of operations, the local economy and regulatory requirements.

The Registrant's press release dated January 24, 2006, announcing a cash dividend of $0.50 per share on outstanding CFFN common stock payable on February 17, 2006 to stockholders of record as of the close of business on February 3, 2006, is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

The Registrant's press release dated January 23, 2006 announcing the annual meeting presentation will be available on the company website at 10:00 a.m. central time on January 24, 2006 is attached hereto as Exhibit 99.1(a), and is incorporated herein by reference.  Additional information supplied includes the CFFN Annual Shareholders Meeting Slide Presentation as Exhibit 99.1(b).

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit 99.1(a) - Annual Meeting Press Release dated January 23, 2006

Exhibit 99.1(b) - CFFN Annual Shareholders Meeting Slide Presentation.

Exhibit 99.2 - Dividend Press Release dated January 24, 2006

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITOL FEDERAL FINANCIAL

Date: January 25, 2006	By:	/s/ John B. Dicus John B. Dicus, President and Chief Executive Officer

End.